UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K
_______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: July 16, 2013
Date of earliest event reported: July 15, 2013
_______________
INTL FCStone Inc.
(Exact name of registrant as specified in its charter)
_______________

Delaware	000-23554	59-2921318
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)
708 Third Avenue, Suite 1500, New York, NY 10017
(Address of principal executive offices, including Zip Code)
(212) 485-3500
(Registrant’s telephone number, including area code)
_______________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On July 15, 2013, INTL FCStone Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Sterne, Agee & Leach, Inc., as representative of the underwriters named in the Underwriting Agreement (the “Underwriters”), pursuant to which the Company agreed to sell $40 million in aggregate principal amount of its 8.5% Senior Notes due 2020 (“Senior Notes”), for $25 per Senior Note, less a 3.15% underwriting discount. Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to an additional $6.0 million aggregate principal amount of Senior Notes at the public offering price, less a 3.15% underwriting discount, within 30 days from the date of the Prospectus Supplement to cover over-allotments, if any. The offering is being made pursuant to the Company's effective registration statement on Form S-3, as amended (Registration No. 333-186704), the Preliminary Prospectus Supplement dated July 11, 2013, and the Prospectus Supplement dated July 15, 2013. The foregoing is a summary of the Underwriting Agreement and is qualified by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto.
The Company expects the closing of the sale of the Senior Notes to occur on July 22, 2013.
Item 8.01. Other Events.
On July 15, 2013, the Company issued a press release announcing the pricing of the offering of the Senior Notes, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated July 15, 2013, by and among the Company and Sterne, Agee & Leach, Inc., as Representative of the several Underwriters listed in Schedule 1 thereto

99.1	Press Release, dated July 15, 2013, announcing pricing of offering of Senior Notes.

Signature
Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

INTL FCStone Inc.
(Registrant)
July 16, 2013	/s/ William J. Dunaway
(Date)	William J. Dunaway
Chief Financial Officer